Exhibit 5.3

Warner Norcross & Judd LLP

900 Fifth Third Center

111 Lyon St NW

Grand Rapids MI 49503-2487

616-752-2000

www.wnj.com

September 25, 2017

Myers Industries, Inc.

1293 South Main Street

Akron, Ohio 44301

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

Reference is made to a registration statement on Form S-3 being filed on the date hereof (the “Registration Statement”) by Myers Industries, Inc., an Ohio corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of certain securities of the Company and certain of its subsidiaries, including without limitation the following:

(i) debt securities, in one or more series (the “Debt Securities”), which will be issued under a form of Indenture filed as an exhibit to the Registration Statement (as amended or supplemented, the “Indenture”) to be entered into by and among the Company and the trustee (the “Trustee”); and

(ii) guarantees of the Debt Securities issued by Ameri-Kart (MI) Corp., a Michigan corporation and a wholly-owned subsidiary of the Company (“Ameri-Kart (MI)”) and other subsidiaries of the Company (the “Ameri-Kart (MI) Guarantees,” and collectively with the Debt Securities, the “Offered Securities”).

In arriving at the opinions expressed below, we have examined and relied, to the extent we deemed proper, on originals or copies, certified or otherwise identified to our satisfaction, of: (1) the Registration Statement; (2) the Restated Articles of Incorporation of the Ameri-Kart (MI), as amended to the date of this opinion (the “Articles”); (3) the Amended and Restated Bylaws of Ameri-Kart (MI), as in effect on the date of this opinion (the “Bylaws”); (4) a Certificate of

Good Standing of Ameri-Kart (MI) issued by the Department of Licensing and Regulatory Affairs of the State of Michigan (the “Good Standing Certificate”); (5) a copy of certain resolutions of the Board of Directors of Ameri-Kart (MI) relating to, among other matters, the issuance of the Ameri-Kart (MI) Guarantees; and (6) the form of Indenture. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed appropriate as a basis for our opinions.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than Ameri-Kart (MI), had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties, of such documents and that (except to the extent we have opined on such matters below) such documents constitute or will constitute valid and binding obligations of the parties thereto.

In addition, we have assumed that:

(a)	the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act, and all Offered Securities will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the prospectus included therein and any applicable prospectus supplement;

(b)	an appropriate prospectus and prospectus supplement with respect to the applicable Offered Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder;

(c)	if any Offered Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to such Offered Securities has been duly authorized, executed and delivered by the Company, Ameri-Kart (MI) (with respect to any Ameri-Kart (MI) Guarantees) and the other parties thereto;

(d)

the Indenture and any supplemental indenture or officer’s certificate relating to the Indenture will be duly authorized, executed and delivered by the parties thereto, and that any Debt Securities or Ameri-Kart (MI) Guarantees that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the Trustee, or, as applicable, the subscription agents, warrant agents, stock purchase contract agents, or the stock purchase unit agents, as the case may be; and

(e)	(i) the form and terms of the Debt Securities and Ameri-Kart (MI) Guarantees, when established, (ii) the offering, issuance, sale and delivery of the Debt Securities and Ameri-Kart (MI) Guarantees by the Company and/or Ameri-Kart (MI), as applicable, and (iii) the incurrence and performance of the Company’s and/or Ameri-Kart (MI)’s obligations under or in respect of the Debt Securities and Ameri-Kart (MI) Guarantees (including, without limitation, their respective obligations under any related Indenture) in accordance with the terms thereof, will comply with, and will not violate, conflict with or constitute a default under: (A) the Articles of Incorporation or Bylaws of the Company or Ameri-Kart (MI), as then in effect, (B) any agreement or instrument to which the Company, Ameri-Kart (MI) or any of their respective properties is subject, (C) any law, rule or regulation to which the Company, Ameri-Kart (MI) or any of their respective properties is subject (including but not limited to federal and state securities laws), (D) any judicial or regulatory order or decree of any governmental authority, (E) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, (F) any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Company or Ameri-Kart (MI), or to which the issuance, sale, and delivery of such Offered Securities, or the incurrence and performance of such obligations, may be subject, or (G) any applicable public policy, or be subject to any defense in law or equity.

As to any facts material to the opinions expressed which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company or Ameri-Kart (MI) and others.

We express no opinion concerning the contents of the Registration Statement or any prospectus or prospectus supplement, other than as to the validity of the Ameri-Kart (MI) Guarantees. We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than United States Federal law and the laws of the State of Michigan. The Ameri-Kart (MI) Guarantees may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date of this opinion, which laws are subject to change with possible retroactive effect.

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date of this opinion:

1. Based solely on our review of the Articles and the Good Standing Certificate, Ameri-Kart (MI) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan.

2. Based solely on our review of the Articles, the Bylaws and resolutions of the Ameri-Kart (MI) Board of Directors, Ameri-Kart (MI) has the corporate power to issue, and perform its obligations under, the Ameri-Kart (MI) Guarantees.

3. With respect to the Ameri-Kart (MI) Guarantees, when (i) the Ameri-Kart (MI) Board of Directors has taken all necessary corporate action to approve the final terms of the issuance and sale of Ameri-Kart (MI) Guarantees, (ii) the Company Board of Directors has taken all necessary corporate action to approve the final terms of the issuance and sale of the Debt Securities, (iii) the applicable Indenture has been duly authorized, executed and delivered, (iv) the terms of the Debt Securities and the Ameri-Kart (MI) Guarantees have been duly established in conformity with the applicable Indenture and do not violate any applicable law or result in a default under, or breach of, an agreement or instrument binding upon the Company or Ameri-Kart (MI) and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or Ameri-Kart (MI), (v) the Debt Securities and the Ameri-Kart (MI) Guarantees have been duly executed and delivered by the Company and Ameri-Kart (MI), as applicable, and the Debt Securities have been authenticated by the Trustee in accordance with the applicable Indenture and (vi) the Company and Ameri-Kart (MI) have received the consideration for the Debt Securities and Ameri-Kart (MI) Guarantees, the Ameri-Kart (MI) Guarantees, when issued and sold in accordance with the applicable Indenture and applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized and validly issued.

Our opinions are subject to the effects of (a) bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and (ii) concepts of materiality, reasonableness, good faith and fair dealing, (c) public policy considerations which may limit the rights of the parties to obtain further remedies, and (d) the waivers of any usury defense contained in the Indentures which may be unenforceable. We express no opinion herein with respect to provisions relating to severability or separability.

The opinions expressed above are as of the date of this letter, and we do not assume an obligation to update or supplement those opinions to reflect a fact or circumstance that in the future comes to our attention or a change in law that in the future occurs or becomes effective. This letter is limited to the matters set forth in it, and no opinions are implied or may be inferred beyond those expressly stated above.

We hereby consent to the references to our firm under the caption “Legal Matters” in the Registration Statement, the prospectus contained therein, and any prospectus supplement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

WARNER NORCROSS & JUDD LLP

By	/s/ Bruce C. Young
Bruce C. Young, a Partner

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